EXHIBIT 99.1

For immediate release April 22, 2016

TOR Minerals International, Inc. to Report First Quarter 2016 Financial Results

CORPUS CHRISTI, Texas, April 22, 2016 -- TOR Minerals International, Inc. (Nasdaq: TORM), a global producer of high performance specialty minerals, announced today that it plans to release financial results for its first quarter ended March 31, 2016, after the Market closes on Wednesday, May 4, 2016. Olaf Karasch, President and CEO, will host a conference call at 5:00 p.m. EDT, 4:00 p.m. CDT, that day to discuss the Company’s results.

Investors and interested parties may participate in the call by dialing 877-407-8033 and referring to conference ID # 13635783. A live and archived webcast of the conference call will be available via the News section of the company’s website, http://www.torminerals.com.

Headquartered in Corpus Christi, Texas, TOR Minerals International, Inc. is a global manufacturer and marketer of specialty mineral and pigment products for high performance applications with manufacturing and regional offices located in the United States, Netherlands and Malaysia.

Contact:
Three Part Advisors, LLC
Dave Mossberg
817-310-0051
EXHIBIT 99.1